PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made and entered into as of the Effective Date (hereinafter defined) by and between GIPTX 6919 North Service Road, LLC, a Delaware limited liability company; GIPOH 6696 State Route 95, LLC, a Delaware limited liability company; GIPME 409 US Route 2, LLC, a Delaware limited liability company; GIPME 1905 Hallowell Road, LLC, a Delaware limited liability company; GIPPA 23 Wert Drive, LLC, a Delaware limited liability company; GIPOH 5405 Tiffin Avenue, LLC, a Delaware limited liability company; and, GIPOH 7970 E Harbor Road, LLC, a Delaware limited liability company (individually and collectively, “Seller”), all with an address of 401 East Jackson Street, Suite 3300, Tampa, Florida 33602, Attn: David Sobelman; Email: ds@gipreit.com, with a required copy to Trenam Law, 200 Central Avenue, Suite 1600, St. Petersburg, Florida 33702, Attn: Timothy M. Hughes, Esq., Email: thughes@trenam.com, and HABG Texas LLC, a Texas limited liability company ("Purchaser"), with an address of 6719 Garrett River Road, Frisco, TX 75035, Email: bharath@jupitertexas.com, with a required copy to RMP LLP, 809 SW A St., Ste 105, Bentonville, AR 72712, Attn: B.R. Price, Email: bprice@rmp.law.

RECITALS

A.
Seller is the owner in fee simple of certain real property situated in: the City of Big Spring, County of Howard, State of Texas, said real property having an address of 6919 N Service Road, Big Spring, Texas (“Big Spring Property”); the Township of Chester, County of Morrow, State of Ohio, said real property having an address of 6696 State Route 95, Mount Gilead, OH (“Mount Gilead Property”); the Town of Wilton, County of Franklin, State of Maine, said real property having an address of 409 US Route 2, East Wilton, ME (“Wilton Property”); the City of Litchfield, County of Kennebec, State of Maine, said real property having an address of 1905 Hallowell Road, Litchfield ME (“Litchfield Property”); Delaware Township, Juniata County, State of Pennsylvania, said real property having an address of 23 Wert Drive, Thompsontown, PA (“Thompsontown Property”); Township of Margaretta, County of Erie, State of Ohio, said real property having an address of 5405 Tiffin Avenue, Castalia, OH (“Castalia Property”); City of Lakeside Marblehead, County of Ottawa, State of Ohio, said real property having an address of 7970 E Harbor Road, Lakeside, OH (“Lakeside Property”); and legally described as set forth on Exhibit “A” attached hereto, together with all buildings, fixtures and other improvements located thereon to the extent owned by Seller, if any, and together with all leases, rights, easements, tenements, hereditaments, and appurtenances belonging thereto, the foregoing being hereinafter referred to, individually and collectively, as the "Premises" or the "Property". Purchaser acknowledges and agrees that no portion of the Property shall constitute any personal property, fixtures, equipment or other improvements located on the Premises that are owned by the Tenant (as such term is defined in Section 4.1 below) pursuant to the applicable Lease (as such term is defined in Section 4.1 below) and that such property is specifically excluded from the sale of the Property to Purchaser hereunder.

B.
Seller has agreed to convey the Premises to Purchaser and Purchaser is desirous of purchasing the same in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the sum of One ($1.00) Dollars and other covenants and agreements herein contained, the parties hereto agree as follows:

AGREEMENT

1.0
Premises To Be Purchased. Subject to compliance with the terms and conditions of this Agreement, the Seller shall sell to Purchaser and Purchaser shall purchase from Seller the Premises.
2.0
Purchase Price. The purchase price for the Property (the “Purchase Price”) shall be the sum of Seven Million Three Hundred Twenty Thousand and No/100 Dollars ($7,320,000.00). Allocations of the Purchase Price for each Property set forth on Exhibit “B” attached hereto and made a part hereof shall be used for purposes of determining title insurance and transfer taxes payable with respect to each Property. The Purchase Price shall be paid by Purchaser to Seller as follows:
2.1
The sum of One Hundred Forty-Six Thousand Four Hundred and No/100 Dollars ($146,400.00) ("Earnest Money") paid in cash within three (3) days of the full execution of this Agreement, to be held in a non-interest bearing account of First American Title Insurance Company, as escrow agent ("Escrow Agent"), with an address of 4830 West Kennedy Blvd., Suite 885, Tampa, Florida 33609, Attn: Hayley Salem Felman, Email: hsalem@firstam.com, and applied to the Purchase Price on the date of the Closing (as such term is defined in Section 10 below).
2.2
The balance of the Purchase Price shall be paid, either by cash or Federal Reserve wire transfer of immediately available funds to the account of the Title Company on the date of the Closing.
2.3
Purchaser shall, by July 27, 2026 (the “Financing Period”), deliver to Seller evidence satisfactory to Seller, in Seller’s commercially reasonable discretion, of Purchaser’s financing for the acquisition of the Property, including, without limitation, evidence that Purchaser has obtained an SBA Section 504 loan or any other loan for purchasing the Property in accordance with this Agreement (the “Loan”). In the event such evidence is not satisfactory to Seller, Seller shall have the right to either (i) terminate this Agreement by delivering written notice thereof to Purchaser, in which case the Earnest Money shall be refunded to Purchaser, or (ii) proceed to Closing. In the event Purchaser, despite using commercially reasonable efforts, fails to obtain the Loan and provides reasonable documentation of such failure to Seller before the expiration of the Financing Period, then Purchaser shall have the right to either (i) terminate this Agreement by delivering written notice thereof to Seller before the expiration of the Financing Period, or (ii) proceed to Closing. Further notwithstanding anything in this Agreement to the contrary, Purchaser hereby acknowledges and agrees that obtaining satisfactory financing and/or evidence thereof for purchasing the Property, including, without limitation, the Loan, shall not be deemed a condition precedent to Purchaser’s obligation hereunder to proceed to Closing.
3.0
Title to Be Delivered. Seller agrees to convey marketable and insurable fee simple title in the Premises to Purchaser through delivery of a Special Warranty Deed or its equivalent (individually a "Deed,” and collectively, the “Deeds”) free and clear of all liens and encumbrances except for the Permitted Exceptions (as such term is defined in Section 4.1 below).
4.0
Title Objections.
4.1
Title Policy; Title Review. Purchaser’s obligation to consummate the transaction contemplated hereby is conditioned upon Purchaser’s ability to obtain from Seller, at Seller’s expense and at standard rates, an owner’s policy of title insurance in an amount no less than the Purchase Price (the “Title Policy”). To the extent not provided to Purchaser prior to the Effective Date, within two (2) business days after the Effective Date, Seller shall, at its own expense, cause a national title insurance company (the “Title Company”) to issue and deliver to Purchaser an ALTA title insurance commitment (the “Title Commitment”) for the Title Policy, together with copies of all Schedule B-2 exception documents referenced therein. The Title Commitment shall evidence that upon the execution, delivery and recordation of the Deeds (which shall be delivered by Seller at the Closing provided for hereunder) and the satisfaction of all requirements specified in Schedule B, Section 1 of the Title Commitment, Purchaser shall acquire fee simple title to the Property, subject only to the “Permitted Exceptions.” For purposes of this Agreement, the term “Permitted Exceptions” shall mean: (i) applicable zoning and building ordinances and land use regulations; (ii) the lien of any and all taxes and assessments not yet due and payable; (iii) easements, licenses, covenants, conditions, restrictions, leases, reservations, exceptions and other encumbrances referenced in the Title

Commitment and not specifically objected to by Purchaser in the Notice of Title Objections (defined below); (iv) any matters that would be disclosed by accurate surveys of the Properties; (v) any exceptions caused by Purchaser, its agents, representatives or employees; (vi) any matters accepted or deemed accepted by Purchaser pursuant to the terms and conditions of this Agreement, (vii) any matters agreed to by the parties in writing, and (viii) those certain Leases for Real Property as shown on Schedule 3, and incorporated herein, as amended and assigned from time to time (individually and collectively, "Lease") with the applicable tenant as listed in each Lease (each, a "Tenant").

Within ten (10) days after Purchaser’s receipt of the Title Commitment, Purchaser shall give written notice to Seller of any matters that are objectionable to, or deemed a title defect, by Purchaser (“Notice of Title Objections”). Any title defect to which Purchaser does not timely object shall be deemed a Permitted Exception hereunder. Subject to the provisions of this Section 4.1 and the provisions of Section 20.0 below, Seller shall be obligated to cure the following defects to the extent that and only to the extent that the same are specified in the Title Commitment and in Purchaser’s Notice of Title Objections (collectively, the “Mandatory Cure Defects”): (a) mortgages arising through Seller, (b) construction liens arising through Seller, (c) back taxes on the Property that are due and payable, (d) judgment liens arising through Seller, and (e) other liens or encumbrances arising through Seller and securing a specific dollar amount; provided, however, that Seller shall have the right to cure at Closing any and all Mandatory Cure Defects by applying Seller’s proceeds from the consummation of the transaction contemplated by this Agreement to same. Notwithstanding anything in this Agreement to the contrary, from and after the Effective Date and continuing until Closing occurs, Seller shall have the right, but not the obligation, to refinance and/or restructure any existing mortgage, debt, or other monetary lien or encumbrance affecting the Property, provided that any such refinancing or restructuring shall be deemed a Mandatory Cure Defect in accordance with this Section 4.1. As to any defects other than Mandatory Cure Defects, Seller shall have fifteen (15) days from receipt of the Notice of Title Objections in which to elect either to (i) notify Purchaser that it intends to cure the identified objections and defects on or before the Closing Date (the “Title Cure Period”) and Seller shall use reasonable efforts to cure such objections and defects; or (ii) notify Purchaser that Seller elects not to cure the objections or alleged defects. In the event Seller fails to deliver a response within fifteen (15) days after receipt from Purchaser of the Notice of Title Objections, Seller shall be deemed to have elected not to cure or eliminate said objections and alleged title defects. Purchaser shall have until the later of the expiration of the Due Diligence Period or five (5) days from receipt of Seller’s notice, or Seller’s deemed notice, of its election not to cure Purchaser’s objections and alleged title defects (whichever is later), in which to elect either (x) to terminate the Agreement, or (y) to require Seller to deliver title in its then existing condition (with no reduction in the Purchase Price) and to proceed to Closing notwithstanding the objections to title raised by Purchaser, yet still subject to Seller’s obligation to cure the Mandatory Cure Defects. The foregoing remedies shall constitute the exclusive remedies of Purchaser for such failure to deliver title as herein specified.

4.2
Survey. Purchaser may, on or before the expiration of the Due Diligence Period, cause an ALTA/NSPS land title survey (the “Survey”) of the Properties to be prepared by a professional surveyor registered and licensed in the applicable State of where the Property is located (the “Surveyor”). Such Survey, if any, shall depict the Property by metes and bounds description. The Survey shall be certified by the Surveyor to Purchaser, Seller and the Title Company and shall otherwise be in a form satisfactory to the Title Company to eliminate the standard survey exceptions from the Title Policy to be issued at Closing. Upon completion of the Survey, Purchaser shall furnish Seller with two (2) signed and sealed original prints thereof. Purchaser shall notify Seller in writing within the Due Diligence Period of any matters shown on the Survey which adversely affect the title to the Property and the same shall be deemed to be title defects which shall be dealt with within the same time, manner, and subject to the limitations provided in Section 4.1 above. Any matters shown on the Survey which Purchaser does not timely object shall be deemed a Permitted Exception hereunder.
5.0
Control Of Premises. If, prior to the Closing, the Premises shall be the subject of (i) an action in eminent domain or a proposed taking by a governmental authority, whether temporary or permanent ("Taking") or (ii) a material casualty in which the cost of restoration exceeds five percent (5%) of the Purchase Price ("Casualty"), Purchaser, at its sole election, shall have the right to terminate this Agreement on written notice to Seller without liability on its part by so notifying Seller, and the Earnest Money paid by Purchaser shall be refunded to Purchaser. If the Purchaser does not exercise its right of termination, Seller and Purchaser shall be deemed to have elected to proceed with Closing without an adjustment of the Purchase Price, in which event Seller shall assign to Purchaser at Closing all of Seller’s right, title and interest in and to any and all proceeds (including all insurance proceeds) arising out of any such Taking or Casualty and, in the event of a Casualty, Purchaser shall receive at Closing a credit against the Purchase Price in an amount equal to any deductible under Seller’ insurance policy. In no event shall the Purchase Price of the Premises be increased by the amount of any such proceeds.
6.0
Intentionally Deleted.
7.0
Representations and Warranties of Purchaser. As an essential part of this Agreement, Purchaser hereby represents and warrants to Seller that:
7.1
Purchaser, if not a natural person, is duly organized and validly existing under the laws of the state of its organization or incorporation. Purchaser has the right, power and authority to enter into this Agreement and to purchase the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.
7.2
Purchaser has taken, or by the time of Closing will have taken, all necessary action to authorize the execution, delivery and performance of the Agreement, and upon the execution and delivery of any document to be delivered by Purchaser on or prior to the Closing, the Agreement and such document shall constitute the valid and binding obligation and agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.
7.3
Neither the execution, delivery or performance of the Agreement by Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.
7.4
No petition in bankruptcy (voluntary or, to the best of Purchaser’s knowledge, otherwise), assignment for the benefit of creditors or petition seeking reorganization or arrangement or other action under federal or state bankruptcy or insolvency laws is pending against or contemplated by Purchaser.
7.5
No investigation, action or proceeding is pending or, to Purchaser’s knowledge, threatened, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.
7.6
Purchaser has the financial resources to consummate the transaction contemplated by this Agreement and to pay the Purchase Price at the Closing.

7.7
None of the funds to be used for payment by Purchaser of the Purchase Price will be subject to 18 U.S.C. §§ 1956-1957 (Laundering of Money Instruments), 18 U.S.C. §§ 981-986 (Federal Asset Forfeiture), 18 U.S.C. §§ 881 (Drug Property Seizure), Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001, or the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (the “USA Patriot Act”). In addition, Purchaser is not, and will not become, a person or entity with whom U.S. persons are restricted from doing business with under the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action.

All of Purchaser’s representations and warranties shall be deemed remade as of the date of the Closing and shall survive the Closing.

8.0
Purchaser Inspection Rights: Evidence of Title; Information in Seller's Possession.
8.1
Purchaser shall have until July 22, 2026, to inspect the Property (the "Due Diligence Period"). To the extent not previously ordered by Purchaser prior to the Effective Date, Purchaser shall order all third-party diligence reports within two (2) business days of the Effective Date. During the Due Diligence Period, Purchaser may undertake an inspection and examination of all aspects of the Property, including but not limited to: review of economic, legal, environmental, future development, zoning and physical matters relating to the Property as Purchaser may deem appropriate. Purchaser or Purchaser's agents may enter upon the Property during normal business hours (or otherwise with a minimum of 24 hours’ advance written notice) for the purpose of conducting any tests and examinations as they may deem appropriate, both during the Due Diligence Period and subsequent thereto so long as this Agreement remains in full force and effect. All such inspections shall be performed in compliance with Seller’s rights and obligations as landlord under the applicable Lease. Further, Purchaser shall use commercially reasonable efforts to not affect, interrupt or interfere with Tenant’s use, business or operations on the Premises. Seller or its representatives shall have the right to accompany Purchaser and Purchaser representatives in connection with any inspections and other activities on the Property. In the event the Property is disturbed or damaged in any manner by Purchaser or Purchaser's representatives, agents, or contractors in the accomplishment of such tests, Purchaser agrees to immediately thereafter restore the Premises to its prior existing condition. Purchaser shall indemnify, defend and hold Seller harmless from and against any and all expense, loss or damage which Seller may incur (including, without limitation, reasonable attorneys’ fees actually incurred) as a result of any act or omission of Purchaser or its representatives, agents or contractors, including all claims for death of or injury to persons or damage of property arising out of or as a result of the activities of Purchaser or Purchaser's representatives, agents, or contractors. In no event shall Purchaser conduct any invasive testing on the Premises without the advance written consent of Seller, which consent shall not be unreasonably withheld, conditioned or denied.
8.2
Purchaser shall not permit any construction, mechanic’s, materialman’s or other lien to be filed against any of the Property as the result of any work, labor, service or materials performed or furnished, by, for or to Purchaser, its employees, agents and/or contractors. If any such lien shall at any time be filed against the Property, Purchaser shall, without expense to Seller, cause the same to be discharged of record by payment, bonds, order of a court of competent jurisdiction or otherwise, within thirty (30) days of the filing thereof. Purchaser shall indemnify, defend and hold harmless Seller against any and all claims, losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs), arising out of the filing of any such liens and/or the failure of Purchaser to cause the discharge thereof as same is provided herein.
8.3
Purchaser shall procure (or shall cause its contractors, agents, or representatives entering the Property to procure) and continue in force and effect from and after the date Purchaser first desires to enter the Property, and continuing throughout the term of this Agreement, the following insurance coverages placed with a responsible insurance company licensed to do business in the State where the Property is located and having an A.M. Best’s rating of “A-IX” or better: comprehensive general liability insurance with a combined single limit of not less than $1,000,000.00 per occurrence or commercial general liability insurance with limits of not less than $1,000,000.00 per occurrence and in the aggregate. To the extent such $1,000,000.00 limit of liability is shared with multiple properties, a per location aggregate shall be included. Seller and/or its designees shall be included as additional insureds under such comprehensive general liability or commercial general liability coverage. Purchaser shall deliver to Seller a certificate of such insurance evidencing such coverage prior to the date Purchaser is permitted to enter the Property. Such insurance may not be cancelled or amended except upon thirty (30) days’ prior written notice to Seller. The minimum levels of insurance coverage to be maintained by Purchaser hereunder shall not limit Purchaser’s liability under this Section 8.
8.4
Purchaser, at its option, shall have the right to terminate this Agreement for any reason whatsoever or for no reason during the Due Diligence Period by giving written notice thereof to Seller on or before the expiration of the Due Diligence Period, in which event the Earnest Money shall be immediately refunded to Purchaser and, thereafter, all rights and obligations of the parties under this Agreement shall expire, except for those provisions that expressly survive termination of this Agreement. If by the expiration of the Due Diligence Period Purchaser has not provided Seller with its written approval to complete the purchase of the Property, this Agreement shall terminate and each party shall promptly execute and deliver to Escrow Agent such documents as Escrow Agent may reasonably require to evidence such termination, the Earnest Money shall be returned to Purchaser, and the respective obligations of Purchaser and Seller under this Agreement shall terminate, except as to matters which expressly survive termination. If Purchaser delivers to Seller Purchaser’s written approval to proceed with the purchase of the Property prior to the expiration of the Due Diligence Period, the Earnest Money shall become non‑refundable to Purchaser and Escrow Agent shall immediately release the Earnest Money to Seller.
8.5
To the extent not previously provided to Purchaser prior to the Effective Date, within two (2) business days after the Effective Date, Seller shall deliver to Purchaser, or make available to Purchaser through the use of an electronic data room, copies of the documents and materials described on Exhibit “C” attached hereto (collectively, the “Due Diligence Materials”), each to the extent they exist and are in Seller’s possession. Purchaser hereby acknowledges, covenants, and agrees that any information provided by Seller to Purchaser based upon any reports, surveys, permits, plans, approvals, and all other information and documentation obtained by or for Seller and delivered to Purchaser either before the Effective Date or pursuant to this Section 8.5 are provided to Purchaser for informational purposes only and are without representation or warranty of any kind whatsoever, either express or implied and is without recourse to Seller with respect to the accuracy of any information or statements contained therein. Purchaser further acknowledges that Purchaser has been advised not to rely upon such documents without making an independent investigation or inquiry as to the accuracy of the information or statements contained in the information provided by Seller. Purchaser hereby releases Seller from any and all claims Purchaser might otherwise have based upon any reports, surveys, permits, plans, approvals, and all other information and documentation obtained by or for Seller and delivered to Purchaser, except for claims arising from or related to fraud committed by Seller or a willful and intentional misrepresentation made by Seller.

The terms and provisions of this Section 8.5 shall survive the Closing and any earlier termination of this Agreement.

The foregoing provisions of Section 8 shall survive the Closing and any earlier termination of this Agreement.

9.0
Seller’s Covenants. Provided Purchaser is not in default under this Agreement, Seller covenants that between the Effective Date and the date of the Closing:
9.1
Seller shall not amend, renew, extend or terminate the Leases.
9.2
Seller shall continue to perform in all material respects all of its obligations under the applicable Lease consistent with the terms and conditions of the applicable Lease.
9.3
Seller shall not enter into, modify or amend any service contract affecting the Premises that will be an obligation on or otherwise affect the Property or any part thereof subsequent to the Closing without Purchaser’s prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, except contracts entered into in the ordinary course of business that shall be terminated at Closing without penalty or premium to Purchaser.
9.4
Conditions Precedent to Purchaser’s Obligations.

The obligations of Purchaser to consummate the transaction provided for herein are subject to and contingent upon the satisfaction of the following conditions or the waiver of the same by Purchaser in writing:

A
Covenants of Seller. Seller shall have materially performed each and every covenant and agreement to be performed by Seller hereunder by the time and in the manner required by the terms of this Agreement.
B
Title Policy. The Title Company shall have irrevocably committed at Closing to issue the Title Policy.

C. Lease. Prior to the expiration of the Due Diligence Period, Seller shall have provided to Purchaser an executed Tenant Estoppel (as such term is defined in Section 11.1 below) for each Lease.

10.0
Closing. The consummation of the transaction contemplated by this Agreement ("Closing") shall take place on or before July 31, 2026 (the “Closing Date”). The Closing shall take place at, by and through the offices of the Title Company and may be conducted as a “mail-away” closing through the use of escrow instruction letters.
11.0
Seller’s Closing Obligations and Closing Costs. Seller and Purchaser shall deliver the following to the Escrow Agent or Purchaser, as applicable, at the Closing and the following closing costs and expenses shall be paid as follows in connection with the Closing:
11.1
Seller shall execute and deliver the following to the Title Company at the Closing:
A
Deed in ready to record form.
B
A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement.

C
An assignment and assumption of each Lease in the form attached hereto as Schedule 1 (the “Assignment and Assumption of Lease”).
D
An assignment of all intangible property to the extent assignable and owned by Seller, in the form attached hereto as Schedule 2 (the “General Assignment”).
E
Such affidavits as the Title Company shall reasonably require in order to omit from the Title Policy all exceptions for judgments, bankruptcies or other returns against persons or entities whose names are the same as or similar to Seller's name.
F
Possession of the Premises in the condition required by this Agreement, subject to the applicable Lease.
G
A Certification of Non-Foreign status of Transferor to comply with the provisions of Section 1445 of the Internal Revenue Code.
H
A tenant estoppel certificate from the Tenant ("Tenant Estoppel") in the form attached hereto as Exhibit “D” or as otherwise required by the Lease or the Tenant, as applicable; provided, however, that Seller’s failure to deliver the Tenant Estoppel shall not constitute a default by Seller under this Agreement as long as Seller has requested the same from Tenant pursuant to the applicable Lease.
I
To the extent required by Purchaser’s lender, a subordination, non‑disturbance, and attornment agreement from the Tenant ("SNDA") in the form attached hereto as Exhibit “E” or as otherwise required by the Lease or the Tenant, as applicable; provided, however, that Seller’s failure to deliver the SNDA shall not constitute a default by Seller under this Agreement as long as Seller has requested the same from Tenant pursuant to the applicable Lease.
J
Such other documents as shall be reasonably requested by the Title Company to effectuate the purposes and intent of this Agreement.
11.2
Seller shall pay the following costs in connection with the Closing:
A
The cost of preparing the Deed;
B
Seller's attorneys' fees, and any other costs and expenses actually incurred by Seller in connection with selling the Premises;
C
A commission to be paid to Purchaser’s broker, Bang Realty-New England Inc., Bang Realty, Inc., Bang Realty-Pennsylvania Inc, and Bang Realty -Texas Inc (collectively, "Purchaser’s Broker"), in accordance with Section 17.0 below;
D
A commission to be paid to Seller’s broker, SRS Real Estate Partners ("Seller’s Broker"), in accordance with Section 17.0 below; and
E
Provided however, the cost of the Title Policy, as well as any transfer, conveyance, or documentary stamp taxes, shall be paid by the party who customarily bears such costs in transactions of this type in the county where the Property is located.

11.3
Purchaser shall pay the following costs in connection with the Closing:
A
Endorsements to the Title Policy requested by Purchaser;
B
All costs and expenses related to any lender’s policy;
C
Deed recording costs;
D
Due diligence expenses;
E
All acquisition financing costs and expenses; and
F
Purchaser’s attorneys' fees, and any other costs and expenses actually incurred by Purchaser in connection with buying the Premises.
G
Provided however, the cost of the Title Policy, as well as any transfer, conveyance, or documentary stamp taxes, shall be paid by the party who customarily bears such costs in transactions of this type in the county where the Property is located.
11.4
Purchaser shall deliver the following to the Escrow Agent at the Closing:
A
The Assignment and Assumption of Leases.
B
The General Assignment.
C
A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement.
D
Such other documents as shall be reasonably requested by the Title Company to effectuate the purposes and intent of this Agreement.
12.0
Prorations. At Closing, the net rent under the Leases and any other income and expenses due and payable in the year of Closing by Seller shall be prorated as of the Closing Date. If not paid or payable by Tenant, any real estate taxes and special assessments shall be prorated as of the Closing Date. Purchaser shall be responsible for collecting and remitting all sales and use taxes that become due on rent payments under the applicable Lease received by Purchaser after Closing. The provisions of this Section shall survive the Closing. Subject to any prorations for amounts due and payable prior to Closing, all prepaid rentals and prepaid payments made under the applicable Lease shall belong to Purchaser upon the Closing and shall be delivered to Purchaser on the Closing Date.
13.0
Seller's Default. If Seller fails to perform any of its obligations under this Agreement for any reason other than Purchaser’s default or the permitted termination of this Agreement by Purchaser as expressly provided herein, Purchaser shall be entitled, as its remedy, either (a) to terminate this Agreement and receive the return of the Earnest Money (to the extent paid by or on behalf of Purchaser) from Escrow Agent, together with Purchaser’s actual out-of-pocket costs and expenses incurred with respect to this transaction (not to exceed $75,000) which shall be reimbursed by Seller to Purchaser within ten (10) business days after Purchaser’s delivery of commercially reasonable documentation supporting such costs and expenses (in such event, the right to retain the Earnest Money plus costs shall be full liquidated damages and, except as set forth herein, shall be Purchaser's sole and exclusive remedy in the event of a default hereunder by Seller, and Purchaser hereby waives and releases any right to sue Seller for damages), or (b) to enforce specific performance of Seller’s obligation to execute and deliver the documents required to convey the Property to Purchaser in accordance with this Agreement; provided, however, that if for any reason Purchaser fails to file suit to enforce specific performance within forty-five (45) days after the date Purchaser provides written notice to Seller of its failure to perform hereunder, then Purchaser shall be automatically deemed to have waived all its rights set forth herein with respect to enforcing specific performance.
14.0
Purchaser's Default. If Purchaser fails to perform any of its obligations under this Agreement for any reason other than Seller’s default, or if Purchaser breaches any representation or warranty made in this Agreement, Seller shall be entitled to terminate this Agreement by giving Purchaser written notice thereof, and Seller shall retain, as liquidated damages and as Seller’s sole remedy, the Earnest Money; the parties hereto acknowledging that it is impossible to estimate more precisely the damages which might be suffered by Seller upon Purchaser’s default, and that said Earnest Money is a reasonable estimate of Seller’s probable loss in the event of default by Purchaser. Seller’s retention of said Earnest Money is intended not as a penalty, but as full liquidated damages. In addition, notwithstanding anything to the contrary stated herein, nothing in this Section 14.0 is intended to nor shall limit the remedies available to Seller under this Agreement or at law or in equity relating to a default of any repair, indemnification, hold harmless and/or defend obligations of Purchaser set forth in Section 8 of this Agreement or any other obligation of Purchaser which are intended to survive termination or Closing of this Agreement. In no event shall either party hereunder be liable to the other party for special, indirect, consequential or punitive damages. The provisions of this Section 14.0 shall survive the Closing or the earlier termination of this Agreement.
15.0
Attorney's Fees; Costs. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement or to establish breach of this Agreement, the non-prevailing party shall pay to the other party all reasonable costs, charges, expenses, including attorney's fees, expended or incurred in connection therewith. This provision is separate and several and shall survive the termination of this Agreement.
16.0
Tax-Free Exchange. Each party hereto acknowledges having been advised that the other party may elect to treat the within transaction as part of a tax-free exchange transaction under Internal Revenue Code Section 1031. Each party hereto agrees that it will make and execute any and all additional documents that may be required in connection with the electing party’s tax-free exchange transaction provided that the other party does not assume any additional burdens or obligations and further provided that the other party does not incur any additional cost or expense.
17.0
Brokers. Seller and Purchaser mutually represent and warrant that Seller’s Broker and Purchaser’s Broker (collectively, the “Brokers”), are the only brokers with whom they have dealt with in connection with this Agreement and that neither Seller nor Purchaser knows of any other broker who has claimed or may have the right to claim a commission in connection with this transaction. The commission of Seller’s Broker shall be paid by Seller if, and only if, the sale of the Property occurs. The two percent (2%) commission of Purchaser’s Broker shall be paid by Seller if, and only if, the sale of the Property occurs. Seller and Purchaser shall indemnify and defend each other against any costs, claims or expenses, including attorneys' fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this Section. The representations and obligations under this Section shall survive the Closing or, if the Closing does not occur, the termination of this Agreement.
18.0
Escrow Agent.
18.1
The tax identification numbers of the parties shall be furnished to Escrow Agent upon request of Escrow Agent. At the Closing, proceeds of the Earnest Money shall be paid by Escrow Agent to Seller. If for any reason the Closing does not occur and either party makes a written demand upon Escrow Agent for payment of such amount, Escrow Agent shall give written notice to the other party of such demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, Escrow Agent is hereby authorized to make such payment. If Escrow Agent does receive such written objection within such ten (10) day period or if for any other reason Escrow Agent in good faith shall elect not to make such payment, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this contract or a final judgment of a court. However, Escrow Agent shall have the right, only after dispute of the parties or this contract fails due to its terms, to deposit the escrowed proceeds with the clerk of any applicable court of the county in which the Premises is located. Escrow Agent shall give written notice of such deposit to Seller and Purchaser. Upon such deposit Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.
18.2
The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this contract or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this contract or involving gross negligence on the part of Escrow Agent.
19.0
Miscellaneous. The following general provisions govern this Agreement.
19.1
Governing Law. This Agreement is made and executed under and in all respects to be governed and construed by the laws of the State of Florida, and venue for any action arising hereunder will lie exclusively in Hillsborough County, Florida.
19.2
Notices. Whenever any notice, demand or request is required or permitted under this Agreement, such notice, demand or request shall be in writing and shall be (i) delivered by hand, (ii) sent by registered or certified mail, postage prepaid, return receipt requested, (iii) sent by nationally recognized commercial courier for next business day delivery, in each such case described in (i), (ii) and (iii) to the addresses set forth in the preamble of this Agreement or to such other addresses as are specified by written notice given in accordance herewith, or (iv) sent by electronic mail (email) to the electronic mail (email) address for each party set forth in the preamble of this Agreement or to such other electronic mail (email) address as is specified by written notice given in accordance herewith. Any notice or other communication (i) delivered by hand shall be deemed effective when received; (ii) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) business day following the postmark date of such notice or other communication; (iii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt; and (iv) sent by email transmission shall be deemed effectively given or received on the day of transmission of such notice and electronic confirmation of such transmission is received by the transmitting party (such as “Delivery Receipt” generated by Microsoft Outlook). Any notice or other communication given in the manner provided above by counsel for either party shall be deemed to be notice or such other communication from the party represented by such counsel. Any notice sent or otherwise delivered as required hereby and refused by recipient shall be deemed delivered as of the date of such refusal.
19.3
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of each of the parties hereto.
19.4
Assignment. Purchaser may not assign this Agreement without Seller’s prior written consent, which consent may be withheld or granted in Seller’s reasonable discretion, provided, however, that

Purchaser may assign this Agreement to an entity wholly owned or controlled by Purchaser and formed by Purchaser for the purpose of taking title to the Property (“Permitted Assignee”) without Seller’s prior written consent, provided that (a) written notice of such assignment shall be given by Purchaser to Seller prior to the expiration of the Due Diligence Period, (b) no such assignment shall relieve Purchaser of any obligations, covenants, duties, representations, warranties or liabilities hereunder, and (c) Purchaser provides Seller, simultaneous with its written notice of such assignment, a copy of a written assignment agreement signed by Purchaser and the Permitted Assignee pursuant to which the Permitted Assignee agrees to accept all the burdens and benefits of this Agreement and agrees to be deemed to have made any and all representations and warranties made by Purchaser hereunder, as if the Permitted Assignee were the original signatory hereof. Any attempt by Purchaser to assign this Agreement to a Permitted Assignee after the expiration of the Due Diligence Period or not otherwise in compliance with the foregoing provisions of this Section 19.4 shall be deemed invalid, null and void and Seller shall have no legal obligation to recognize same. If Purchaser consists of more than one person or entity, then: (1) each reference to Purchaser herein shall be deemed to refer to each person or entity constituting Purchaser, both individually and in the aggregate, and (2) each person or entity constituting Purchaser shall be jointly and severally liable for all liabilities and obligations of Purchaser hereunder.
19.5
Lease. Purchaser hereby acknowledges that, at Closing, Seller shall assign to Purchaser, and Purchaser shall accept, all of Seller’s rights, title, interests and obligations in and to the Leases pursuant to the Assignment and Assumption of Leases.
19.6
Counterparts. This Agreement and any agreement or document described herein may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument. Handwritten signatures to this Agreement or any agreement or document described herein transmitted by facsimile, email or other similar electronic transmission (for example, through the use of a Portable Document Format or “PDF” file or via DocuSign, Adobe Sign or other similar electronic signature service), shall be valid and effective to bind the party so signing.
19.7
Severability. The provisions of this Agreement are severable, and the enforceability or invalidity of any term or provision of this Agreement shall not affect the enforceability and validity of the remaining terms and provisions of this Agreement. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined by any Court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than those as to which it is so determined to be invalid or unenforceable, shall not be affected thereby.
19.8
Further Assurances. In addition to the foregoing, the parties hereto, at the time and from time to time at or after Closing, upon the reasonable request of Purchaser, its lender or of Seller, as the case may be, agree to do, execute, acknowledge and deliver all such further reasonable deeds, assignments, transfers, conveyances, authorizations, filings, consents, and assurances, as may be reasonably required for the better assigning, transferring, granting, conveying, assuring and confirming unto Purchaser all of the applicable Seller’s right, title and interest in and to the Property, to be conveyed hereunder; and to the more effective consummation of the other transactions referred to in this Agreement.
19.9
Headings. The use of headings, captions and numbers in this Agreement is solely for the convenience of identifying and indexing the various provisions in this Agreement and shall in no event be considered otherwise in construing or interpreting any provision in this Agreement.

19.10
Exhibits. Each and every exhibit referred to or otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.
19.11
Defined Terms. Capitalized terms used in this Agreement shall have the meanings ascribed to them at the point where first defined, irrespective of where their use occurs, with the same effect as if the definitions of such terms were set forth in full and at length every time such terms are used.
19.12
Pronouns. Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural.
19.13
Non-Waiver. Failure by any party to complain of any action, non-action or breach of any other party shall not constitute a waiver of any aggrieved party’s rights hereunder. Waiver by any party of any right arising from any breach by any other party shall not constitute a waiver of any other right arising from a subsequent breach of the same obligation or for any other default, past, present or future.
19.14
Dates and Times. If any date set forth in this Agreement shall fall on, or any time period set forth in this Agreement shall expire on, a day which is a Saturday, Sunday, federal or state holiday, or other non-business day, such date shall automatically be extended to, and the expiration of such time period shall automatically to be extended to, the next day which is not a Saturday, Sunday, federal or state holiday or other non-business day. The final day of any time period under this Agreement or any deadline under this Agreement shall be the specified day or date, and shall include the period of time through and including such specified day or date. All references to the “Effective Date” shall be deemed to refer to the later of the date of Purchaser’s or Seller’s execution of this Agreement, as indicated below their executions hereon. Any action required to be taken by a specified date may be taken at or before 11:59 p.m., daylight or standard time (as applicable) in the time zone where the Property is located.
19.15
Exculpation. Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, member, manager, partner, principal, parent, subsidiary or other affiliate of Seller, or any officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, “Seller's Affiliates”), arising out of or in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Seller’s Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. The provisions of this paragraph shall survive the termination of this Agreement and the Closing.
19.16
No Recording. Neither this Agreement nor any memorandum thereof may be recorded by Purchaser in the Public Records of any County of any State.
19.17
Waiver of Jury Trial. PURCHASER AND SELLER WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY EACH PARTY AND EACH PARTY EXPRESSLY ACKNOWLEDGES THAT NEITHER THE OTHER PARTY NOR ANY PERSON ACTING ON BEHALF OF THE OTHER PARTY HAS

MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH PARTY ACKNOWLEDGES TO THE OTHER THAT IT HAS READ AND UNDERSTANDS THE MEANING AND EFFECT OF THIS WAIVER PROVISION.
19.18
Entire Agreement. This Agreement (including all Exhibits attached hereto) is the final expression of, and contains the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior understandings with respect thereto, including, without limitation, any letter of intent between the parties with respect to this transaction. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties.
19.19
Time of Essence. Seller and Purchaser hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof.
20.0
Seller’s Contingencies. Purchaser understands that Seller’s transfer of the Property to Purchaser as contemplated herein is subject to the following:
20.1
Seller’s transfer of the Property to Purchaser as contemplated herein may be subject to or require the prior approval of Seller’s lender(s), investor(s), and/or member(s). As such, and notwithstanding anything to the contrary contained within this Agreement, the obligation of Seller to close on the sale and purchase of the Property pursuant to this Agreement shall be and hereby is expressly conditioned upon Seller obtaining the prior written consent, approval and/or partial release from Seller’s lender(s), investor(s), and/or member(s) on or before the Closing Date (collectively, “Disposition Consents and Approvals”). Seller shall use commercially reasonable efforts to seek to obtain the Disposition Consents and Approvals on or before the Closing Date. If the foregoing condition precedent shall not have occurred or been satisfied on or before the Closing Date due to any contractual rights or discretion granted to Seller’s lender(s), investor(s), and/or member(s), then Seller shall be entitled to terminate this Agreement by delivering written notice to Purchaser and in such event the Earnest Money will immediately be returned to Purchaser and neither party will have any further rights, remedies or obligations hereunder, except those that expressly survive termination of this Agreement; provided, however, that in no event shall Seller have the right to terminate this Agreement pursuant to the provisions of this Section 20.1 prior to the expiration of the Due Diligence Period. Notwithstanding anything in this Agreement to the contrary, in the event Seller is unable to obtain the Disposition Consents and Approvals on or before the Closing Date, Seller shall have the right to extend the Closing Date for a period of up to thirty (30) days by delivering written notice to Purchaser on or before the expiration of such date. Failure of Seller to obtain the Disposition Consents and Approvals shall not constitute a default by Seller under this Agreement. However, so long as Purchaser is not in default under this Agreement, if Seller elects to terminate this Agreement pursuant to the provisions of this Section 20.1 after the expiration of the Due Diligence Period, then Purchaser shall be entitled to reimbursement of its reasonable, documented due diligence expenses in an amount not to exceed Twenty-Five Thousand Dollars ($25,000).
20.2
Purchaser shall have delivered into escrow at Closing all documents as specified in Section 11.4 of this Agreement to be duly executed by Purchaser.
20.3
Purchaser shall have complied in all material respects with its obligations under this Agreement, and all representations and warranties of Purchaser set forth in this Agreement shall continue to be accurate in all material respects.

21.0
AS-IS Condition. PURCHASER ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING, SELLER IS TRANSFERRING THE PROPERTY IN “AS IS, WHERE IS CONDITION AND WITH ALL FAULTS” AS OF THE CLOSING DATE AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, OR ANY OTHER WARRANTY OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLER. PURCHASER AGREES THAT IT WILL PERFORM SUCH EXAMINATIONS AND INVESTIGATIONS OF THE PROPERTY AND THE FINANCIAL AND PHYSICAL CONDITION THEREOF AS NEEDED AND NECESSARY. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING, SELLER SPECIFICALLY DISCLAIMS, AND PURCHASER IS NOT RELYING ON ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, MADE BY SELLER, OR ANY AGENT, AFFILIATE, REPRESENTATIVE, EMPLOYEE OR PRINCIPAL OF SELLER WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PRESENCE OF ANY HAZARDOUS SUBSTANCES (AS SUCH TERM IS DEFINED BY APPLICABLE LAW) AT, ON, UPON OR UNDER THE PROPERTY. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING, SELLER SHALL HAVE NO LIABILITY TO PURCHASER WITH RESPECT TO THE CONDITION OF THE PROPERTY UNDER COMMON LAW, OR ANY FEDERAL, STATE, OR LOCAL LAW OR REGULATION.

PURCHASER REPRESENTS TO SELLER THAT PURCHASER WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY HIMSELF/ITSELF AS TO ANY MATTER RELATING TO THE PROPERTY AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER, SELLER'S AGENTS, EMPLOYEES OR THIRD PARTIES REPRESENTING, OR PURPORTING TO REPRESENT SELLER, WITH RESPECT THERETO OTHER THAN THE REPRESENTATIONS OR WARRANTIES OF SELLER SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING, UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS REGARDING THE PROPERTY MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED, ON BEHALF OF ITSELF AND ON BEHALF OF ITS TRANSFEREES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, TO WAIVE, RELINQUISH, RELEASE AND FOREVER DISCHARGE SELLER AND SELLER'S AFFILIATES FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, BY REASON OF OR ARISING OUT OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT DEFECT OR OTHER PHYSICAL CONDITION WHETHER PURSUANT TO STATUTES IN EFFECT IN THE STATE WHERE THE PROPERTY IS LOCATED OR ANY FEDERAL OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, THE EXISTENCE OF ANY HAZARDOUS SUBSTANCES WHATSOEVER, ON, AT, TO, IN, ABOVE, ABOUT, UNDER, FROM OR IN THE VICINITY OF THE PROPERTY, OR BY REASON OF ANY VIOLATION OF ANY SUBDIVISION LAW, RULE OR REGULATION APPLICABLE TO THE PROPERTY WHETHER ARISING PURSUANT TO STATUTES IN EFFECT IN THE STATE WHERE THE PROPERTY IS LOCATED OR ANY LOCAL ORDINANCE, LAW, RULE OR REGULATION. PURCHASER’S RELEASE OF SELLER AS SET FORTH IN THIS SECTION 21 SHALL NOT PERTAIN TO ANY CLAIM OR CAUSE OF ACTION BY PURCHASER AGAINST SELLER FOR A BREACH BY SELLER OF THE WARRANTY OF TITLE

INCLUDED IN THE DEED OR THE BREACH BY SELLER OF ANY REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING.

The provisions of this Section 21 shall survive the Closing. Purchaser and Seller acknowledge and agree that the disclaimers and other agreements set forth herein are an integral part of the Agreement and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price and Purchaser would not have agreed to enter into the transaction contemplated by the Agreement without such disclaimers and other agreements set forth above.

22.0
State-Specific Provisions. In order to give effect to certain provisions of state law that may be applicable to certain Properties, the provisions contained in this Section 22 are hereby incorporated into this Agreement and made a part hereof, but solely as regards, and solely applicable to, the Properties located in the respective State:
22.1
As to Properties located in Texas:

The parties acknowledge that Tex. Civ. Prac. & Rem. Code § 16.070 provides that a contractual provision requiring a party to bring suit on a cause of action within less than two (2) years is void. Accordingly, notwithstanding anything in this Agreement to the contrary, no contractual limitations period contained in this Agreement shall shorten the time in which a party may bring a cause of action to less than two (2) years after the cause of action accrues.

To the fullest extent permitted by law, each Party relinquishes and waives any rights under Section 16.070 that would otherwise invalidate or limit the enforceability of the parties’ agreed‑upon notice periods, survival periods, or claim procedures set forth in this Agreement; provided, however, that nothing in this Agreement shall be construed to require a party to file suit within less than two (2) years, and any provision that would have such effect shall be automatically conformed to the minimum period permitted under Texas law.

22.2
As to Properties located in Pennsylvania:
a.
As to the Thompsontown Property, Section 19.4 above is hereby omitted in its entirety and replaced with the following:

Subject to the provisions of this Section, Purchaser may, by written notice given to Seller not less than fifteen (15) Business Days prior to the subject Closing, assign Purchaser’s right to receive the conveyance of the Thompsontown Property to one or more entity wholly owned or controlled by Purchaser and formed by Purchaser for the purpose of taking title to the Thompsontown Property (“Permitted Assignee”). Purchaser’s rights and obligations under this Agreement are not otherwise transferable, assignable or delegable, directly or indirectly, without the prior written consent of Seller, which consent may be given or withheld in Seller’s sole and absolute discretion. Any transfer, assignment or delegation (to a Permitted Assignee or otherwise) must be made pursuant to a written agreement meeting the requirements of this Section, which agreement will include (without limitation) provisions stating that (a) the transfer, assignment or delegation does not release, diminish or otherwise affect the obligations of the original Purchaser under this Agreement, including the original Purchaser’s obligations to pay the Purchase Price at Closing and to indemnify Seller in accordance with the terms hereof; and (b) the Permitted Assignee (or other approved transferee, assignee or delegee) expressly agrees for the benefit of Seller that (i) such person is assuming all obligations of the original Purchaser under this Agreement, other than obligations relating solely to any Property not being acquired by such person (if any); and (ii) the conveyance of the Thompsontown Property to such person will be subject to all of the terms, provisions, conditions and limitations set forth in this Agreement to the same extent as if such person was the original Purchaser executing this Agreement.

22.3
As to Properties located in Maine:
a.
The term “environmental” laws shall include, without limitation, the State of Maine’s Hazardous Waste, Septage and Solid Waste Management Act, as amended, (38 M.R.S.A. §§ 1301-1319-Y) and the regulations promulgated thereunder, and the Maine Uncontrolled Hazardous Substance Sites Law, as amended (38 M.R.S.A. §§1361-1371);
b.
Seller will execute and deliver to Purchaser a notice pursuant to 38 M.R.S. § 563 with respect to underground oil storage facilities or above-ground oil storage facilities with underground piping on the Premises;
c.
As to the Wilton Property and Litchfield Property, the Seller represents that:
i.
To Seller’s knowledge and except as otherwise set forth in the Seller’s Due Diligence Materials, any Property within the State of Maine is not located in whole or in part within 250 feet of the normal high-water line of a great pond, river, saltwater body or coastal wetland and each Property within the State of Maine is serviced by public water and public sewer services.
ii.
To Seller’s knowledge and except as otherwise set forth in Seller’s Due Diligence Materials, any Property within the State of Maine is not subject to any special real estate tax classification, including tree growth, farmland, or open space, or to any tax increment financing arrangement or other arrangement for payments in lieu of taxes.
22.4
The provisions of Section 22 above will survive the Closing and the delivery and recording of the Deed in perpetuity. Purchaser has initialed these Sections above to further indicate Purchaser’s awareness and acceptance of each and every provision of each such Section of this Agreement.
23.0
All or Nothing Purchase and Sale. Notwithstanding anything to the contrary in this Agreement, this Agreement provides Purchaser with the right to either purchase all, or none, of the Property (and Seller the obligation to convey all of the Property) but does not give Purchaser the right to purchase less than all of the Property (or Seller the right to convey less than all of the Property), regardless of the reason.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

PURCHASER:

HABG Texas LLC,

a Texas limited liability company

By: Gangula BA LLC, a Texas limited liability company

Its: Manager

By: /s/ Bharath Gangula

Bharath Gangula, Managing Member

By: HVRR Services LLC, a Texas limited liability company

Its: Manager

By: /s/ Homarjun Agrahari

 Homarjun Agrahari, Managing Member

Execution Date: June 19, 2026

[seller signature pages follow]

SELLER: GIPTX 6919 North Service Road, LLC, a Delaware limited liability company By: /s/ David Sobelman David Sobelman, Authorized Officer Execution Date: June 19, 2026
GIPOH 6696 State Route 95, LLC, a Delaware limited liability company
By: /s/ David Sobelman David Sobelman, Authorized Officer Execution Date: June 19, 2026
GIPME 409 US Route 2, LLC, a Delaware limited liability company
By: /s/ David Sobelman David Sobelman, Authorized Officer Execution Date: June 19, 2026
GIPME 1905 Hallowell Road, LLC, a Delaware limited liability company
[seller signature page follows]	By: /s/ David Sobelman David Sobelman, Authorized Officer Execution Date: June 19, 2026

GIPPA 23 Wert Drive, LLC, a Delaware limited liability company
By: /s/ David Sobelman David Sobelman, Authorized Officer Execution Date: June 19, 2026
GIPOH 5405 Tiffin Avenue, LLC, a Delaware limited liability company
By: /s/ David Sobelman David Sobelman, Authorized Officer Execution Date: June 19, 2026
GIPOH 7970 E Harbor Road, LLC, a Delaware limited liability company
By: /s/ David Sobelman David Sobelman, Authorized Officer Execution Date: June 19, 2026

Exhibit “A”

Legal Description of the Property

6919 N Service Road, Big Spring, Texas (“Big Spring Property”):

All that certain lot, tract or parcel of land, part of Section 43, Block 31, Township 1 North of the T & P RR Co. Survey, Howard County, Texas, being all that certain called 2.38 acres described in a deed from Susan Gaston to Willis Floyd Gillette, Jr. on May 14, 2004 recorded in Volume 933, Page 130 of the Official Records, Howard County, Texas, being part of that certain tract described in a deed to Charles Robinson, recorded in Volume 90, Page 266 of the Deed Records, Howard County, Texas and being more completely described as follows, to-wit:

BEGINNING at a 5/8" iron rod (found) for the Southeast corner of the above mentioned 2.38 acre tract, the East line of the above mentioned Robinson tract, in the East line of the above mentioned Section 43, the West line of Section 44, Block 31, Township 1 North of the T & P RR Co. Survey, at the intersection of the North right of way line of Frontage Road and the centerline of North Moss Lake Road (County Road No. 37);

THENCE South 66 deg. 20 min. 28 sec. West with the North right of way line of Frontage Road, the South line of the 2.38 acre tract, at 30.16 ft. pass a 5/8" iron rod (found) for reference and continue a total distance of 291.51 ft. to a 5/8" iron rod (found) for the Southwest corner of same;

THENCE North 13 deg. 07 min. 23 sec. West with the West line of the 2.38 acre tract, a distance of 388.61 ft. to a 5/8" iron rod (found) for the Northwest corner of same;

THENCE North 76 deg. 50 min. 22 sec. East with the North line of the 2.38 acre tract, at 78.15 ft. pass a fence corner post for the Southwest corner of the Irene Hinojosa 1.0 acre tract described in County Clerk's File No. 2011-00000202, at 178.50 ft. pass a 5/8" iron rod (found) for reference and continue a total distance of 286.56 ft. to a 60d nail (found) for the Southeast corner of same, the Northeast corner of the 2.38 acre tract, in the East line of the Robinson tract, the East line of Section 43, the West line of Section 44, in the centerline of North Moss Lake Road;

THENCE South 13 deg. 07 min. 43 sec. East with the East line of the 2.38 acre tract and the Robinson tract, the East line of Section 43, the West line of Section 44, the centerline of North Moss Lake Road a distance of 335.50 ft. to the place of beginning, containing 2.382 acres of land.

6696 State Route 95, Mount Gilead, OH (“Mount Gilead Property”):

Situated in the Township of Chester, County of Morrow and State of Ohio:

Situated in Lot Number Eight (#8), Quarter 2, Township 7 North, Range 15 West, and being parts of a 1.3055 acre parcel and a 2.4162 acre parcel as conveyed to Arnold R. Beverly, Trustee in Official Record 753, Page 745, and part of a 1.5325 acre parcel conveyed to Arnold R. Beverly, Trustee in Official Record 717, Page 531, and being more particularly described as follows:

Commencing from a found railroad spike at the intersection of County Road 23 and Chester Avenue (Township Road 261);

Thence along the centerline of County Road 23 North 85 degrees 07 minutes 34 seconds West, a distance of 305.55 feet to the Southeast corner of said 2.4162 acre parcel and the point of beginning, referenced by a set 5/8 inch iron pin on the East line of said 2.4162 acre parcel that bears North 17 degrees 23 minutes 24 seconds East, a distance of 30.73 feet;

Thence from the point of beginning, continuing along the centerline of County Road 23 and the South line of said 2.4162 acre parcel, North 85 degrees 07 minutes 34 seconds West, a distance of 289.95 feet to a point;

Thence leaving the centerline of County Road 23 and the South line of said 2.4162 acre parcel along a new division line through said 2.4162 acre parcel, said 1.5325 acre parcel, and said 1.3055 acre parcel, North 33 degrees 58 minutes 33 seconds East, a distance of 566.48 feet to a point in the North line of said 1.3055 acre parcel, passing a set 5/8 inch iron pin with cap at 34.33 feet in the Northerly right-of way of County Road 23, and passing the North line of said 2.4162 acre parcel and the South line of said 1.5325 acre parcel at 253.97 feet, and passing the East line of said 1.5325 acre parcel and the West line of said 1.3055 acre parcel at 322.78 feet, and passing a set 5/8 inch iron pin with cap at 513.93 feet in the Southerly right-of-way of State Route 95;

Thence along the North line of said 1.3055 acre parcel South 55 degrees 28 minutes 06 seconds East, a distance of 127.00 feet to a point at the Northeast corner of said 1.3055 acres;

Thence leaving the North line of said 1.3055 acre parcel, and along the East line of said 1.3055 acre parcel and said 2.4162 acre parcel South 17 degrees 23 minutes 24 seconds West, a distance of 442.65 feet to the point of beginning, passing a found iron pin at 37.40 feet, and passing the Southerly right-of way of State Route 95 at 44.64 feet, and passing a found iron pin at the Southeast corner of said 1.3055 acre parcel and the Northeast corner of said 2.4162 acre parcel at 270.63 feet, and passing a set 5/8 inch iron pin with cap at 411.92 feet in the Northerly right-of-way of County Road 23;

Containing 2.2640 acres more or less, of which 0.3427 acres more or less lies in the right-of-way of County Road 23 and State Route 95, leaving 1.9213 acres net more or less, and more particularly includes 0.0150 acres more or less from said 1.5325 acre parcel, 1.0946 acres more or less from said 1.3055 acre parcel, and 1.1544 acres more or less from said 2.4162 acre parcel.

Subject to all existing easements and right-of-ways of record;

The remainder of said 1.3055 acre parcel is a non-buildable lot and can only be transferred to an adjoining land owner.

This description is based on an actual field survey performed by or under the direct supervision of Thomas P. Baumann, PS, Registered Surveyor S-7450 in June 2014.

Bearings based on the Ohio North Zone (#3401) State Plane Coordinate System (NAD 83, 2011).

Deed Reference: Official Record 753, Page 745, and Official Record 717, Page 531

Prepared by: Baumann Land Survey, Inc. Thomas P. Baumann, PS, Ohio Surveyor #S-7450.

Together with a Restriction and Easement Agreement recorded in Volume 834, Page 910, Morrow County, Ohio Records.

409 US Route 2, East Wilton, ME (“Wilton Property”):

A certain lot or parcel of land together with any improvements thereon located on the easterly side of Route 2 and Route 4 and the northwesterly side of Munson Road, in the Town of Wilton, County of Franklin, State of Maine, being more particularly bounded an described as follows:

Beginning at a point on the easterly right of-way line of Route 2 and Route 4 at the northwesterly corner of land now or formerly of Yvonne Graves as described in Deed Book 2261, Page 144, Franklin County Registry of Deeds (FCRD), Said point being N 84° 25' 26" W 0.86' from a 1/4" iron pipe;

Thence, N 05° 37’ 40" E along the easterly right-of way line of said Route 2 and Route 4 300.91' to the southwesterly corner of land now or formerly of William E. Baxter and Deborah A. Baxter as described in Deed Book 1660, Page 64. Said corner being N 86° 58' 10" W 0.79' from a 3/4" iron pipe;

Thence, S 86° 58' 09" E along the southerly line of said Baxter 332.94' to #5 rebar with cap stamped "NCS, Inc. PLS 2080" on the southwesterly line of land now or formerly of Guy A. Collins and Roberta 1. Collins as described in Deed Book 827, Page 64;

Thence, S 19° 38' 54" E along the southwesterly line of said Collins 225.84' to an iron fence post on the northwesterly right-of-way line of Munson Road;

Thence, on a non-tangent curve to the left along the northwesterly right-of-way line of said Munson Road an arc length of 246.98' to a point. Said curve having a radius of 1460.00' and a chord of S 51° 05' 30" W 246.69’;

Thence, S 46° 14' 43" W along the northwesterly right-of-way line of said Munson Road 100.00" to a #5 rebar with cap stamped "NCS, Inc. PLS 2080" at the easterly corner of said Graves;

Thence, N 15° 30' 44" W along the northeasterly line of said Graves 147.18 to a #5 rebar with cap stamped "NCS, Inc., PLS 2080”;

Thence, N 84° 25' 26" W along the northerly line of said graves 135.00' to the point of beginning.

1905 Hallowell Road, Litchfield ME (“Litchfield Property”):

Real property in the City of Litchfield, County of Kennebec, State of Maine, described as follows:

Certain lots or parcels of land together with any improvements thereon, located on the Hallowell Road, also known as Route 126, in the Town of Litchfield, County of Kennebec and State of Maine, being more particularly described as follows:

Parcel 1 (Northwest):

A certain lot or parcel of land located on the westerly side of Hallowell Road and the southeasterly side of Lewiston Road (Route 126), in the Town of Litchfield, County of Kennebec, State of Maine, being more particularly bounded and described as follows:

BEGINNING at a #5 rebar w/cap stamped "NCS, INC PLS 2080" set at the intersection of the westerly right-of-way line of Hallowell Road and the southerly right-of-way line of Lewiston Road;

THENCE S 19°06'24" E along the westerly right-of-way line of said Hallowell Road 38.45' to a #5 rebar w/cap stamped "NCS, INC PLS 2080";

THENCE S 01° 18'47" E along the westerly right-of-way line of Hallowell Road 195.20' to a #5 rebar w/cap stamped "NCS, INC PLS 2080" at the northeasterly corner of land N/F of the former Lewiston, Augusta and Waterville Street Railway (railroad) as described in Deed Book 508, Page 277 recorded in the Kennebec County Registry of Deeds (KCRD);

THENCE S 48°40'04" W along said railroad 695.79' to a point on the northeasterly line of land N/F of Gregory M. Hilton as described in Deed Book 3696, Page 84;

THENCE N 78°00'53" W along the northeasterly line of said Hilton 137.13' to a #5 rebar w/cap stamped "Morin #2157" found at the southwesterly corner of land N/F of Dalton McCormick as described in Deed Book 11260, Page 194 and the southeasterly corner of land N/F of Rod H. Chaput and Claudine A. Chaput as described in Deed Book 9928, Page 265;

THENCE N 13°33'29" E along the southeasterly line of said McCormick 523.84' to a #5 rebar w/cap stamped "NCS, INC PLS 2080" on the southerly right-of-way line of said Lewiston Road;

THENCE N 74°08'19" E along the southeasterly right-of-way line of said Lewiston Road 319.89' to a point;

THENCE on a curve to the left along the southeasterly right-of-way line of said Lewiston Road an arc length of 219.19' to the POINT OF BEGINNING. Said curve having a radius of 3869.83' and a chord of N 72°30'57" E 219.16'.

The basis of bearing for this description is the Maine state coordinate system, west zone, grid north.

Parcel 2 (Southeast):

A certain lot or parcel of land located on the westerly side of Hallowell Road and the southeasterly side of Lewiston Road (Route 126), in the Town of Litchfield, County of Kennebec, State of Maine, being more particularly bounded and described as follows:

STARTING at a #5 rebar w/cap stamped "NCS, INC PLS 2080" at the intersection of the westerly right-of-way line of Hallowell Road and the southeasterly right-of-way line of Lewiston Road;

THENCE S 19°06'24" E along the westerly right-of-way line of said Hallowell Road 38.45' to a #5 rebar w/cap stamped "NCS, INC PLS 2080";

THENCE S 01°18'47" E along the westerly right-of-way line of Hallowell Road 195.20' to a #5 rebar w/cap stamped "NCS, INC PLS 2080" at the northeasterly corner of land N/F of the former Lewiston, Augusta and Waterville Street Railway (railroad) as described in Deed Book 508, Page 277 recorded in the Kennebec County Registry of Deeds (KCRD);

THENCE S 01°18'47" E along the westerly right-of-way line of said Hallowell Road 65.29' to a #5 rebar w/cap stamped "NCS, INC PLS 2080" at the southeasterly corner of land N/F of said railroad and the TRUE POINT OF BEGINNING;

THENCE S 01°18'47" E along the westerly right-of-way line of said Hallowell Road 172.55' to a point;

THENCE S 03°26'53" E along the westerly right-of-way line of said Hallowell Road 167.42' to a #5 rebar w/cap stamped "NCS, INC PLS 2080" at the northeasterly corner of the North Cemetery;

THENCE N 75°37'59" W along the northeasterly line of said cemetery 251.42' to a point near a #5 rebar w/cap stamped "Morin #2157";

THENCE S 03°12'57" W along a stone wall and the westerly line of said cemetery 183.66' to a #5 rebar w/cap stamped "Morin #2157" at the northwesterly corner of land N/F of Vernal E. Glidden and Dora Glidden as described in Deed Book 1589, Page 33 and the northeasterly corner of land N/F of Gregory M. Hilton as described in Deed Book 3698, Page 84;

THENCE N 73°50'17" W along a stone wall and the northeasterly line of said Hilton 81.30' to a #5 rebar w/cap stamped "Morin #2157";

THENCE N 78°00'53" W along the northeasterly line of said Hilton 148.28' to a point near a #5 rebar w/cap stamped "Morin #2157'' and the southeasterly corner of said railroad;

THENCE N 48°40'04" E along the southeasterly line of said railroad 616.56' to the TRUE POINT OF BEGINNING.

The basis of bearing for this description is the Maine state coordinate system, west zone, grid north.

23 Wert Drive, Thompsontown, PA (“Thompsontown Property”):

ALL THAT CERTAIN parcel or tract of land situate on the south side of Old Route 22 (S.R. 3002) in Delaware Township, Juniata County, Pennsylvania, shown as "Proposed Lot" on an "ALTA/ACSM Land Title Survey for GBT Realty" prepared by Steckbeck Engineering & Surveying, Inc. dated July 9, 2014 and subsequently revised, approved by the Delaware Township Board of Supervisors on February 19, 2015, and recorded. February 20, 2015 as Juniata County Instrument No. 201500600, being more particularly bounded and described as follows, to wit:

COMMENCING at a point on the southern right-of-way line of Old Route 22 (S.R. 3002), said point also on the common property line between lands of David L. Robinson & Shannon J. Robinson and lands of John O. Frymoyer & Norma M. Frymoyer; thence going along said right-of-way line and through said lands of Frymoyer, North 69 degrees 21 minutes 58 seconds East a distance of 109.70' to the point of beginning;

thence going along said southern right-of-way line of Old Route 22 (S.R. 3002), North 69 degrees 21 minutes 58 seconds East a distance of 337.88' to a point; thence going through residual lands of Frymoyer the six (6) following courses and distances: (1) South 20°38'02" East a distance of 245.98' to a point; (2) South 70°40'26" West a distance of 250.00' to a point; (3) North 24°02'30" West a distance of 114.32' to a point; (4) South 65°57'30" West a distance of 50.00' to a point; (5) North 24°02'30" West a distance of 105.81' to a point; (6) with a curve turning to the left with an arc length of 37.78', with a radius of 25.00', with a chord bearing of North 67°20'04" West, with a chord length of 34.29' to the point of beginning.

CONTAINING in area: 1.58 acres.

BEING PARCEL NO. 02-02-102

BEING the same premises which Rich Uncles NNN Operating Partnership, L.P., a Delaware limited partnership, by Deed dated March 16, 2017 and recorded March 23, 2017 in Juniata County at Instrument No. 201700981, granted and conveyed unto RU Dollar General OHPAME6, LLC, a California limited liability company, in fee.

5405 Tiffin Avenue, Castalia, OH (“Castalia Property”):

Situated in the Township of Margaretta, County of Erie, State of Ohio, and being a part of Original Lot 26, Section 2, also known as being a portion of a parcel of land conveyed to Cardinal Property Holdings, Ltd, as recorded in RN 201407070, of said County's Records, and being further bounded and described as follows:

Commencing at a Mag Nail set at the centerline intersection of Maple Ave. and Sandusky-Clyde Rd. (S.R. 101, 60 feet wide), thence along the centerline of said Sandusky-Clyde Rd., S 88° 08 36" E for a distance of 1651.85 feet to a point, said point being the TRUE POINT OF BEGINNING of the parcel of land hereinafter described, thence clockwise along the following four (4) courses and distances:

1. N 1° 51' 24" E for a distance of 360.00 feet to a 5/8 inch rebar with cap "GPD" set, passing over a 5/8 inch rebar with cap "GPD" set on the north right of way line of said Sandusky-Clyde Rd. at 30.00 feet;

2. S 88°08' 36" E for a distance of 241.19 feet to a 5/8 inch rebar with cap "GPD" set: on the west line of a parcel of land conveyed to Howard J. Longnecker and Learta Longnecker as recorded in Volume 534, Page 281;

3. Thence along said west line, S 1° 33' 32" B for a distance of 360.64 feet to a point in the centerline of said Sandusky-Clyde Rd., passing over a capped pin "Hancock & Associates" found on said north right of way line at 330.59 feet;

4. Thence along said centerline, N 88° 08' 36" W for a distance of 262.68 feet to the True Point of Beginning and containing 2.0821 acres (90,697 sq.ft.) of land, more or less, and subject to all easements, restrictions and covenants of record as surveyed under the supervision of James E. Karing, P.S. Number 7539, for Glaus, Pyle, Schomer, Burns & DeHaven, Inc., dba GPI Group, in August of 2014.

Basis of Bearing is State Plane Grid North, NAD 83 (2011), Geoid 12A, Ohio North Zone.

7970 E Harbor Road, Lakeside, OH (“Lakeside Property”):

Real property in the City of Lakeside Marblehead, County of Ottawa, State of Ohio, described as follows:

Situated in the Township of Danbury, County of Ottawa, State of Ohio, and being a part of the Section 2, Lot 16, Firelands, also known as being a portion of a parcel of land conveyed to Stephen A. Boytim as recorded in Volume 395, Page 542, of said County's Records, and being further bounded and described as follows:

Commencing at a 5/8 inch rebar found at the Southeast corner of said Lot 16 and on the centerline of Englebeck Rd. (T.R. 138, 60 feet wide);

Thence along the East line of said Lot 16 and said centerline, N 0º 59' 29" W for a distance of 1125.41 feet to a point, said point also being the True Point of Beginning of the parcel of land hereinafter described;

Thence clockwise along the following four (4) courses and distances:

1. S 88º 37' 29" W for a distance of 275.01 feet to a 5/8 inch rebar with cap "GPD" set on the East line of a parcel of land conveyed to Edward D. Lukuch and Grazyna M. Lukuch as recorded in Volume 415, Page 296, passing over a 5/8 inch rebar with cap "GPD" set on the West right of way line of said Englebeck Rd. at 40.00 feet;

2. Thence along the East line of said Edward D. Lukuch and Grazyna M. Lukuch, N 0º 59' 29" W for a distance of 355.25 feet to a point on the centerline of E. Harbor Rd. (S.R. 163, variable width), passing over a capped rebar "HARTUNG 5667" found on the South right of way line of said E. Harbor Rd. at 315.00 feet;

3. Thence along said centerline, S 71º 52' 29" E for a distance of 291.05 feet to the intersection of said E. Harbor Rd. and said Englebeck Rd., said intersection also being on the East line of said Lot 16;

4. Thence along the centerline of said Englebeck Rd. and the East line of said Lot 16, S 0º 59' 29" E for a distance of 258.09 feet to the True Point of Beginning and containing 1.9361 acres (84,335 sq. ft.) of land, more or less; of which 0.4525 acres lies within the present road right of way, and subject to all easements, restrictions and covenants of record as surveyed under the supervision of James E. Karing, P.S. Number 7539, for Glaus, Pyle, Schomer, Burns & DeHaven, Inc., dba GPD Group, in August of 2014.

Basis of Bearing is State Plane Grid North, NAD 83 (2011), Geoid 12A, Ohio North Zone, Tied by GPS to the ODOT VRS System.

Excepting therefrom the following described premises as conveyed by the Agreed Judgment Entry on Settlement recorded November 7, 2022 in/as OR Volume 1922, Page 891 of the Ottawa County Records:

PARCEL 10-WD

Situated in the State of Ohio, County of Ottawa, Danbury Township, Firelands Section 2, Lot 16 and being part of a deed of record 1.9361 acre parcel of land conveyed to RU Dollar General OHPAME6, LLC as recorded in Official Record 1625, Page 359 of the Ottawa County Recorder's Office and being more particularly described as follows:

Being a parcel lying on the right side of the existing centerline of right of way of State Route 163 as part of the OTT-163-33.85 Centerline Plat made by Fishbeck for the Ohio Department of Transportation as recorded in Instrument Number 2021-313163 (Plat Book 73, Page 45) of the plat records of Ottawa County, Ohio and being located within the following described points in the boundary thereof;

Commencing at a 1/2 inch iron pin found within a monument box, said 1/2 inch iron pin found being the Southeast corner of said Lot 16, also being the Southwest corner of Firelands Section 2, Lot 15, also being on the centerline of right of way of Englebeck Road, said 1/2 inch iron pin found being station 15+14.17 of the centerline of right of way of Englebeck Road;

Thence Northerly on the East line of said Lot 16, also being the West line of said Lot 15, North 00 degrees 59 minutes 05 seconds West, 1190.85 feet, to a point on the East line of said Lot 16, also being the West line of said Lot 15, also being the grantor's East property line, said point being 7.14 feet right of Englebeck Road centerline of right of way station 27+05.00 and also being the TRUE POINT OF BEGINNING for the parcel of land herein described:

1) Thence Westerly on a line perpendicular to the existing centerline of right of way of Englebeck Road, South 88 degrees 40 minutes 18 seconds West, 62.14 feet, to an iron pin set on the proposed West right of way line of Englebeck Road, said pin being 55.00 feet left of Englebeck Road centerline of right of way station 27+05.00;

2) Thence Northerly on the proposed West right of way line of Englebeck Road, being a right of way line 55.00 feet Westerly of as measured perpendicular to and parallel with, the existing centerline of right of way of Englebeck Read, North 01 degree 19 minutes 42 seconds West, 25.00 feet, to an iron pin set on the proposed West right of way line of Englebeck Road, said pin being 55.00 feet left of Englebeck Road centerline of right of way station 27+30.00;

3) Thence Northerly continuing on the proposed West right of way line of Englebeck Road, North 04 degrees 22 minutes 53 seconds West, 75.11 feet, to an iron pin set on the proposed West right of way line of Englebeck Road, said pin being 59.00 feet left of Englebeck Road centerline of right of way station 28+05.00;

4) Thence Northerly continuing on the proposed West right of way line of Englebeck Road, North 19 degrees 17 minutes 51 seconds West, 38.90 feet, to an iron pin set on the proposed West right of way line of Englebeck Road, also being on the proposed South right of way line of State Route 163, said pin being 71.00 feet left of Englebeck Road centerline of right of way station 28+42.00, also being 78.64 feet right of State Route 163 centerline of right of way station 388+38.77;

5) Thence Northwesterly on the proposed South right of way line of State Route 163, North 41 degrees 28 minutes 07 seconds West, 33.21 feet, to an iron pin set on the proposed South right of way line of State Route 163, said pin being 62.00 feet right of State Route 163 centerline of right of way station 388+10.00;

6) Thence Westerly continuing on the proposed South right of way line of State Route 163, North 69 degrees 48 minutes 49 seconds West, 127.95 feet, to an iron pin set on the proposed South right of way line of State Route 163, said pin being 58.00 feet right of State Route 163 centerline of right of way station 386+82.00;

7) Thence Northwesterly continuing on the proposed South right of way line of State Route 163, North 64 degrees 55 minutes 04 seconds West, 61.41 feet, to an iron pin set on the proposed South right of way line of State Route 163, also being on the grantor's West property line, said pin being 50.76 feet right of State Route 163 centerline of right of way station 386+20.97;

8) Thence Northerly on the grantor's West property line, also being the East property line of Grazyna M. Lukuch deed of record 6.3448 acre parcel as recorded in Official Record 1125, Page 686 of the Ottawa County Recorder's Office, North 00 degrees 59 minutes 05 seconds West, 53.78 feet, passing a capped iron pin found at a distance of 12.71 feet, to a point on the existing centerline of right of way of State Route 163, said point also being described as the grantor's Northwest property corner, said point being State Route 163 centerline of right of way station 386+03.22;

9) Thence on the existing centerline of right of way of State Route 163, also being the grantor's North property line, in an Easterly direction on a curve to the right with a central angle of 00 degrees 14 minutes 43 seconds and a radius of 68094.55 feet, an arc distance of 291.52 feet, the chord of which bears South 71 degrees 36 minutes 09 seconds East for a distance of 291.52 feet, to a point on the existing centerline of right of way of State Route 163, said point also being described as the grantor's Northeast property corner, also being on the East line of said Lot 16, also being the West line of said Lot 15, said point being State Route 163 centerline of right of way station 388+94.74, also being 8.30 feet right of Englebeck Road centerline of right of way station 28+97.01;

10) Thence Southerly on the East line of said Lot 16, also being the West line of said Lot 15, also being the grantor's East property line, also being the West property line of Gudrun Trolenberg Barnholt deed of record 41.65 acre parcel as recorded in Official Record 759, Page 421 of the Ottawa County Recorder's Office, South 00 degrees 59 minutes 05 seconds East, 192.01 feet, to the TRUE POINT OF BEGINNING and containing 0.6182 acres, of which 0.4235 acres is PRO (Present Road Occupied), leaving a net take of 0.1947 acres, more or less, subject to legal highways, an existing 40 foot Ohio Public Service Company Electric Easement as recorded in Deed Volume 141, Page 25 of the Ottawa County Recorder’s Office, an existing relocated 40 foot Ohio Public Service Company Electric Easement as recorded in Official Record 1524, Page 287 of the Ottawa County Recorder’s Office, an existing 15 foot Columbia Gas Easement as recorded in Deed Volume 333, Page 176 of the Ottawa County Recorder’s Office and other easements of record.

The above described area is contained within Ottawa County Auditor's Permanent Parcel Number 014-11718-15676-005.

Description based on a field survey conducted by Fishbeck between the months of June 2019 through July 2019, September 2019 and November 2021 under the direction and supervision of Joshua R. Mihelcic, Registered Surveyor 8453 of the State of Ohio.

Bearings used herein are based on Ohio State Plane Coordinates, North Zone, referenced to NAD (83) (2011) and are for this project use only.

All iron pins set referenced herein are 3/4 inch diameter x 30 inch long iron bars with 2-1/2 inch aluminum cap stamped "ODOT R/W, P.S. 8453, FISHBECK". Iron pins to be set that will be disturbed during construction may be reset by the construction contractor's surveyor and the new cap shall include the words "RESET".

This description was prepared on December 06, 2021 by Joshua R. Mihelcic, Registered Surveyor 8453 of the State of Ohio.

Also excepting therefrom the following described premises as conveyed by the Agreed Judgment Entry on Settlement recorded November 7, 2022 in/as OR Volume 1922, Page 891 of the Ottawa County Records:

PARCEL 10-WDV

Situated in the State of Ohio, County of Ottawa, Danbury Township, Firelands Section 2, Lot 16 and being part of a deed of record 1.9361 acre parcel of land conveyed to RU Dollar General OHPAME6, LLC as recorded in Official Record 1625, Page 359 of the Ottawa County Recorder's Office and being more particularly described as follows:

Being a parcel lying on the right side of the existing centerline of right of way of State Route 163 as part of the OTT-163-33.85 Centerline Plat made by Fishbeck for the Ohio Department of Transportation as recorded in Instrument Number 2021-313163 (Plat Book 73, Page 45) of the plat records of Ottawa County, Ohio and being located within the following described points in the boundary thereof;

Commencing at a 1/2 inch iron pin found within a monument box, said 1/2 inch iron pin found being the Southeast corner of said Lot 16, also being the Southwest corner of Firelands Section 2, Lot 15, also being on the centerline of right of way of Englebeck Road, said 1/2 inch iron pin found being station 15+14.17 of the centerline of right of way of Englebeck Road;

Thence Northerly on the East line of said Lot 16, also being the West line of said Lot 15, North 00 degrees 59 minutes 05 seconds West, 1125.39 feet, to a point on the East line of said Lot 16, also being the West line of said Lot 15, said point also being described as the grantor's Southeast property corner, said point being 6.75 feet right of Englebeck Road centerline of right of way station 26+39.54 and also being the TRUE POINT OF BEGINNING for the parcel of land herein described;

1) Thence Westerly on the grantor's South property line, also being the North property line of Stephen A. Boytim deed of record 3.7792 acre parcel as recorded in Official Record 1524, Page 284 of the Ottawa County Recorder's Office, South 88 degrees 37 minutes 53 seconds West, 61.75 feet, to an iron pin set on the proposed West right of way line of Englebeck Road, also being on the grantor's South property line, said pin being 55.00 feet left of Englebeck Road centerline of right of way station 26+39.49;

2) Thence Northerly on the proposed West right of way line of Englebeck Road, being a right of way line 55.00 feet Westerly of, as measured perpendicular to and parallel with, the existing centerline of right of way of Englebeck Road, North 01 degree 19 minutes 42 seconds West, 65.51 feet, to an iron pin set on the proposed West right of way line of Englebeck Road, said pin being 55.00 feet left of Englebeck Road centerline of right of way station 27+05.00;

3) Thence Easterly on a line perpendicular to the existing centerline of right of way of Englebeck Road, North 88 degrees 40 minutes 18 seconds East, 62.14 feet, to a point on the East line of said Lot 16, also being the West line of said Lot 15, also being the grantor's East property line, said point being 7.14 feet right of Englebeck Road centerline of right of way station 27+05.00;

4) Thence Southerly on the East line of said Lot 16, also being the West line of said Lot 15, also being the grantor's East property line, also being the West property line of Gudrun Trolenberg Barnholt deed of record 41.65 acre parcel as recorded in Official Record 759, Page 421 of the Ottawa County Recorder's Office, South 00 degrees 59 minutes 05 seconds East, 65.47 feet, to the TRUE POINT OF BEGINNING and containing 0.0931 acres, of which 0.0706 acres is PRO (Present Road Occupied), leaving a net take of 0.0225 acres, more or less, subject to legal highways, an existing relocated 40 foot Ohio Public Service Company Electric Easement as recorded in Official Record 1524, Page 287 of the Ottawa County Recorder’s Office and other easements of record.

The above described area is contained within Ottawa County Auditor's Permanent Parcel Number 014-11718-15676-005.

Description based on a field survey conducted by Fishbeck between the months of June 2019 through July 2019, September 2019 and November 2021 under the direction and supervision of Joshua R. Mihelcic, Registered Surveyor 8453 of the State of Ohio.

Bearings used herein are based on Ohio State Plane Coordinates, North Zone, referenced to NAD (83) (2011) and are for this project use only.

All iron pins set referenced herein are 3/4 inch diameter x 30 inch long iron bars with 2-1/2 inch aluminum cap stamped "ODOT R/W, P.S. 8453, FISHBECK". Iron pins to be set that will be disturbed during construction may be reset by the construction contractor's surveyor and the new cap shall include the words "RESET".

This description was prepared on December 06, 2021 by Joshua R. Mihelcic, Registered Surveyor 8453 of the State of Ohio.

Said parcel being conveyed contains 1.226 +/- acres after said exceptions.

Exhibit “B”

Allocations of Purchase Price

PROPERTY	PURCHASE PRICE
6919 N Service Road, Big Spring, Texas (“Big Spring Property”)	$993,847.60

6696 State Route 95, Mount Gilead, OH (“Mount Gilead Property”)	$992,496.20
409 US Route 2, East Wilton, ME (“Wilton Property”)	$1,414,275.90
1905 Hallowell Road, Litchfield ME (“Litchfield Property”)	$1,073,779.60
23 Wert Drive, Thompsontown, PA (“Thompsontown Property”)	$993,350.90
5405 Tiffin Avenue, Castalia, OH (“Castalia Property”)	$916,214.30
7970 E Harbor Road, Lakeside, OH (“Lakeside Property”)	$936,035.60

Exhibit “C”

Due Diligence Materials

•
The Leases and any amendments or modifications thereto
•
Any transferrable construction warranties
•
Existing building plans
•
Any environmental reports
•
Copies of all financial reports, rent rolls, tenant ledgers, and expense reports
•
Copies of any service contracts in place
•
Existing title insurance policies
•
Existing survey
•
Existing insurance policy(s)
•
Property Tax Bills from 2023 – 2025

Exhibit “D”

Form of Tenant Estoppel

[Insert Lender’s/and or Purchaser’s name and address]

______________________________

______________________________

______________________________

Demised Premises: DOLLAR GENERAL STORE #__________________

ADDRESS: _____________________________________

CITY/STATE/ZIP:________________________________

THIS IS TO CERTIFY THAT THE FOLLOWING IS TRUE AND CORRECT:

1.
That the undersigned is the tenant under that certain Lease dated (the "Lease") conveying a leasehold interest in the property described therein.

2.
That the Lease is in full force and effect and has not been modified (except as set forth following this sentence). _________________________________________________

3.
That the monthly base rent due under the Lease has not been paid more than thirty (30) days in advance.

4.
That, to Tenant's knowledge as of the date hereof, Landlord is not in default under the Lease (except as set forth following this sentence). ____________________________

IN WITNESS WHEREOF, the undersigned has executed this certificate on behalf of Tenant.

TENANT: ____________________________ By: _________________________________ Name: _______________________________ Title: ________________________________ Date: _______________________________

Exhibit “E”

Form of SNDA

After recording, please return to:

__________________________

Attn: ______________________

__________________________

__________________________

SUBORDINATION, ATTORNMENT AND

NON-DISTURBANCE AGREEMENT

This Subordination, Attornment and Non-Disturbance Agreement ("Agreement") made to be effective this ___ day of _______, 20___, by and between _____________________, __________________________ ("Tenant"), and _______________________, a __________________________, its successors and/or assigns as their interests may appear ("Mortgagee").

STATEMENT OF PURPOSE

1.
Mortgagee is the holder of a deed of trust, dated _______________ ("Mortgage") on the real estate described on Exhibit A attached hereto and incorporated herein by reference, which Mortgage is recorded in the Office of the _____________of _____________ County, _________________.

2.
Tenant and _______________________________ ("Landlord") have entered into that certain lease dated ________________ (the "Lease").

3.
Tenant and Mortgagee desire to confirm their understanding with respect to the lease and the Mortgage.

AGREEMENT

NOW, THEREFORE, in consideration of mutual covenants and agreements, together with $1.00 and other valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged by the parties, Mortgagee and Tenant hereby agree and covenant as follows:

1.
The Lease shall be subject and subordinate to the Mortgage and to all renewals, modifications or extensions thereof.

2.
Provided Tenant is not in material default (beyond any period given Tenant to cure such default) in the payment of rent or in the performance of any of its terms, covenants or conditions of the Lease to be performed by Tenant, (i) Tenant's rights and privileges under the Lease shall not be diminished or interfered with by Mortgagee; (ii) Tenant's occupancy of the Demised Premises shall not be disturbed by Mortgagee for any reason whatsoever during the Lease term; (iii) Mortgagee shall not in any manner disaffirm the Lease; and (iv) Tenant shall not be named a party to any foreclosure proceeding unless required by state law.

3.
If the interests of Landlord are transferred to Mortgagee by reason of foreclosure or other proceedings brought by Mortgagee and Mortgagee succeeds to the interest of Landlord under the Lease, Tenant shall be bound to Mortgagee under all of the terms, covenants and conditions of the Lease for the balance of the Lease Term with the same force and effect as if Mortgagee were Landlord under the Lease, and Tenant does hereby attorn to Mortgagee as its Landlord, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Mortgagee succeeding to the interest of Landlord under the Lease. Tenant shall be under no obligation to pay rent to Mortgagee until Tenant

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receives written notice from Mortgagee that it has succeeded to the interest of Landlord under the Lease. Tenant may rely on such written notice and begin paying rent to Mortgagee without taking further action and Tenant shall incur no liability to Landlord in the event Tenant relies in good faith on such written notice to begin rent payments to Mortgagee. The respective rights and obligations of Tenant and Mortgagee upon such attornment (including, but not limited to, the disposition of fire insurance proceeds and/or condemnation awards), to the extent of the then remaining balance of the Lease Term shall be and are the same as set forth in the Lease, it being the intention of the parties to incorporate the Lease in this Agreement by reference with the same force and effect as if set forth herein.

4.
If Mortgagee succeeds to the interest of Landlord under the Lease, Mortgagee shall assume Landlord's obligations under the Lease and be bound to Tenant under all terms, covenants and conditions of the Lease, and Tenant shall, from and after Mortgagee's succession to the interest of Landlord under the Lease, have the same remedies against Mortgagee for the breach of any provision contained in the Lease after the date of Mortgagee's succession to the interest of Landlord under the Lease that Tenant might have had under the Lease against Landlord if Mortgagee had not succeeded to the interest of Landlord.

5.
All notices, consents and other communications pursuant to the provisions of this Agreement shall be given and deemed to have been properly served if delivered in writing (i) by certified mail, (ii) by a nationally recognized overnight courier providing signed proof of delivery or refusal thereof, or (iii) by facsimile; provided that a second copy of such notice is given by another method provided for herein on the date of the facsimile notice. Notices shall addressed as follows:

If to Mortgagee:	____________________________________
____________________________________
____________________________________
____________________________________
Attn: ________________________________
Email:_______________________________

With a copy to:	____________________________________
____________________________________
Attn: ________________________________
Email:_______________________________

If to Tenant:	____________________________________
____________________________________
____________________________________
Attn: ________________________________
_____________________________________

With a copy to:	____________________________________
____________________________________
____________________________________
____________________________________
____________________________________
____________________________________

Date of service of a notice served by mail shall be the date which is three (3) days after the date on which such notice is deposited in a post office of the United States Post Office Department, certified mail, return receipt requested. Date of service by any other method shall be the date of receipt. Each party may designate

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a change of address by notice to the other party, given at least fifteen (15) days before such change of address is to become effective. Final execution and delivery of this Agreement is in the State of _________________ and shall be construed in accordance with the laws of the state where the Demised Premises are located, notwithstanding its conflict of laws provisions.

6.
The Lease now is, and shall at all times continue to be, subject and subordinate in each and every respect, to the Mortgage and to any and all renewals, modifications and extensions, but any and all such renewals, modifications and extensions shall nevertheless be subject to and entitled to the benefits of the terms of this Agreement.

7.
This Agreement may not be modified orally or in any other manner than by an agreement in writing signed by both parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

8.
Capitalized terms not defined herein shall have the definitions given them in the Lease.

9.
Tenant hereby executes and agrees to the provisions of this Subordination, Attornment and Non-Disturbance Agreement as of the date hereof, which approval shall be null and void if a fully executed and recorded original of this agreement shall not be received by Tenant no later than thirty (30) days from the date of this Agreement.

IN WITNESS WHEREOF, the parties hereto have hereunder caused this Agreement to be duly executed on the dates shown hereinafter below.

DATE: ____________________ WITNESS: Name: ________________________ Address: ______________________ ______________________________	TENANT: By: ________________________________ Name: ______________________________ Title: ________________________________

DATE: ____________________ WITNESS: Name: ________________________ Address: ______________________ ______________________________	MORTGAGEE: By: ________________________________ Name: ______________________________ Title: ________________________________

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STATE OF _____________ )

) SS

COUNTY OF __________________)

Before me, the undersigned Notary Public of the State and County aforesaid, personally appeared __________________, with whom I am personally acquainted, or proved to me on the basis of satisfactory evidence and who, upon oath, acknowledged himself to be the __________________________ of________________________________________ a, _____________________________and that he as ___________________________, being authorized to do so, executed the Subordination, Attornment and Non-Disturbance Agreement for the purpose therein contained, by signing the name of the corporation by himself as such Vice President Lease Administration as his own free act and deed.

Witness my hand, at office this ___ day of ______, 20___.

________________________________________________

Notary Public

My commission: ___________________________________

STATE OF ____________________)

) SS

COUNTY OF __________________)

I, the undersigned authority, a Notary Public in and for said State and County, hereby certify that ________________________, whose name as of __________________, _______________________is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the above and foregoing instrument, he as such officer and with full authority, executed the same voluntarily for and as the act of said _________________________________________.

Given under my hand and seal this ____ day of ________, 20___.

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Schedule 1

Form of Assignment and Assumption of Lease

and Security Deposit

ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSIT

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AND SECURITY DEPOSIT (“Assignment”) is made and entered into as of the _____ day of __________, 20__, by and between ________________, a _______________ (“Assignor”), and ________________________, a ________________ (“Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property commonly known as _________________________ located in ____________, ______________ County, ______________, and more particularly described on Exhibit “A” attached hereto (the “Property”); and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee all of Assignor’s right, title and interest in and to that certain Lease for Real Property with __________________________, dated _________________________, as amended and assigned from time to time (collectively, the "Lease"), affecting the Property, together with the security deposits associated therewith, and, subject to the terms and conditions hereof, Assignee desires to assume Assignor’s obligations in respect of said lease and the security deposits.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, Assignee’s purchase of the Property and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1. Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee all of Assignor’s right, title and interest as landlord in and to the Lease and all of the rights, benefits and privileges of the landlord thereunder, including without limitation all of Assignor’s right, title and interest in and to all security deposits and rentals thereunder.

2. Assignee hereby assumes all liabilities and obligations of Assignor under the Lease which arise on or after the date hereof and agrees to perform all obligations of Assignor under the Lease which are to be performed or which become due on or after the date hereof (except those obligations for which Assignee is indemnified pursuant to Section 3 below for which Assignor shall remain liable and except for those obligations arising due to acts or omissions occurring prior to the date hereof).

3. Assignor shall indemnify and hold Assignee harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees and costs) arising out of (a) any obligation or liability of the landlord or lessor under the Lease which was to be performed or which became due during the period in which Assignor owned the Property, and (b) any obligation or liability of landlord under the Lease arising after the date hereof relating to acts or omissions occurring prior to the date hereof during the period Assignor owned the Property.

4. Assignee shall indemnify and hold Assignor harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees) arising out of Assignee’s failure to perform any obligations or liability of the landlord under the Lease arising on or after the date upon which the Lease is assumed by Assignee hereunder.

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5. This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee, their respective legal representatives, successors and assigns. This Assignment may be executed in counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same Assignment.

6. A facsimile, electronic, or portable document format (pdf) copy of this Assignment and any signatures hereon (including, without limitation, any signatures via DocuSign, Adobe Sign or other similar electronic signature service) shall be considered for all purposes as an original.

7. This Assignment shall be governed by and construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, the duly authorized representatives of Assignor and Assignee have caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNOR:

________________________, a ____________________

By:

Name:

Its:

ASSIGNEE:

_________________________, a ___________________

By:

Name:

Title:

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Exhibit A – Legal Description

[Applicable Legal Description to be Attached]

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Schedule 2

Form of General Assignment

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (this “Assignment”) is made as of the _____ day of ____________ 20___, by _____________________________ (“Seller”) to _____________________________ (“Purchaser”).

WHEREAS, of even date herewith, Seller has conveyed to Purchaser the real property described in Exhibit A attached hereto (the “Property”); and

WHEREAS, Seller and Purchaser intend that Seller also convey to Purchaser, without warranty or representation of any kind, including without limitation, any warranty, representation and/or covenant with respect to Seller’s ownership or right to assign, all of the additional rights and interests described below (collectively, the “Additional Rights”).

NOW, THEREFORE, Seller, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, hereby agrees as follows:

All capitalized terms not otherwise defined in this Assignment shall have the same meanings as set forth in the Purchase and Sale Agreement by and between Seller and Purchaser effective as of __________________.

Seller hereby transfers, conveys, assigns, quitclaims, and releases to Purchaser, at no cost to Seller, all of Seller’s right, title, and interest, if any, in and to the following, only to the extent they are assignable and only as they relate to the Property, without warranty or representation as to the ownership, effectiveness, validity or enforceability thereof:

all warranties and agreements from all contractors, subcontractors, vendors, or suppliers regarding the performance, quality of workmanship or quality of materials supplied in connection with the construction, manufacture, development, installation, repair or maintenance of the building and other improvements on the Property or any component thereof;

all certificates, licenses, permits, authorizations, consents and approvals from governmental authorities with respect to (1) the design development, construction and installation of any improvements on the Property, (2) any water usage permits applicable to the Property, and (3) the use, operation and occupancy of the Property, including, without limitation, certificates of occupancy for the commercial building located on the Property. If applicable, Purchaser shall be responsible for notifying the applicable water management district (“WMD”) of the conveyance of the Property to Purchaser within thirty (30) days after Closing and for filing and processing with the WMD any and all applications required by the WMD in order to effectuate the transfer of any water use permit(s) to Purchaser, and that Purchaser will indemnify and hold harmless Seller from and against any and all loss, damage, fines, liability, costs and expenses (including, but not limited to, attorneys’ fees) and other sums that Seller may pay or may become obligated to pay on account of any demand, claim, liability or action in law or equity, relating to, arising from any actions or omissions of Purchaser, its agents or employees, resulting from Purchaser’s failure to timely process any water use permit transfer and the use of such permit by Purchaser after the Closing Date; and

all development rights, allocations of development density or other similar rights allocated to or attributable to the Property or the improvements located thereon whether arising under or pursuant to governmental requirements, administrative or formal action by governmental authorities, or agreement with governmental authorities or third parties.

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To have and to hold the Additional Rights unto Purchaser, its successors and assigns forever.

THE ADDITIONAL RIGHTS ARE HEREBY CONVEYED TO PURCHASER IN AN “AS IS,” “WHERE IS,” “WITH ALL FAULTS” CONDITION AND SELLER DOES NOT WARRANT, AND HEREBY EXPRESSLY DISCLAIMS, ANY AND ALL WARRANTIES OF TRANSFER, QUALITY, FITNESS AND MERCHANTABILITY RELATING TO ANY OF THE ADDITIONAL RIGHTS, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE ADDITIONAL RIGHTS OR THE FITNESS OF ANY OF THE ADDITIONAL RIGHTS CONVEYED HEREBY FOR A PARTICULAR USE OR PURPOSE OR FOR PURCHASER’S INTENDED USE OR PURPOSE.

Further, Seller makes no representation or warranty with respect to the conveyance of any of the items assigned hereby, nor shall Seller be deemed in any event to be a warrantor, guarantor, or surety for the obligations of any maker of any warranties or guaranties assigned or conveyed hereunder. The Additional Rights conveyed hereby from Seller to Purchaser shall be without recourse to Seller.

A facsimile, electronic, or portable document format (pdf) copy of this Assignment and any signatures hereon (including, without limitation, any signatures via DocuSign, Adobe Sign or other similar electronic signature service) shall be considered for all purposes as an original.

This Assignment shall be governed by and construed in accordance with the laws of the State of Florida.

(Signatures on Following Page)

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(Signature Page to General Assignment)

SELLER:

By:

PURCHASER:

By:

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EXHIBIT A

LEGAL DESCRIPTION

[Applicable Legal Description to be Attached]

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Schedule 3

Schedule of Leases

(1)
Wilton Property
a.
Lease Agreement dated May 13, 2014, as affected by that certain Assignment of Lease dated November 6, 2014, as affected by that certain Assignment of Lease dated November 4, 2016.

(2)
Litchfield Property
a.
Lease Agreement dated May 30, 2014, as affected by that certain Assignment of Lease dated February 23, 2015.

(3)
Castalia Property
a.
Lease Agreement dated May 30, 2014, as affected by that certain Assignment of Lease dated September 29, 2014, as affected by that certain Assignment of Lease dated November 4, 2016, and as amended by that certain Lease Modification Agreement #1 dated January 21, 2021.

(4)
Lakeside Property
a.
Lease Agreement dated May 13, 2014, as affected by that certain Assignment of Lease dated September 4, 2014, as amended by that certain Lease Modification Agreement #1 dated November 25, 2014, and as amended by that certain Lease Modification Agreement #2 dated January 21, 2021.

(5)
Mount Gilead Property
a.
Lease Agreement dated July 15, 2014, as affected by that certain Assignment of Lease dated January 14, 2015.

(6)
Thompsontown Property
a.
Lease Agreement dated July 21, 2014, as affected by that certain Assignment of Lease dated March 2, 2015.

(7)
Big Spring Property
a.
Lease Agreement dated July 2, 2014, as affected by that certain Assignment of Lease dated August 29, 2014, as affected by that certain Assignment and Assumption of Landlord’s Interest in Dollar General Lease dated March 16, 2017.

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